UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2005

OPINION RESEARCH CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-14927	22-3118960
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 College Road East, Suite 4100, Princeton, New Jersey	08540
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (609) 452-5400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 2.05 Costs Associated with Exit or Disposal Activities

FORWARD-LOOKING STATEMENTS

SIGNATURES

This Amendment No.1 to Form 8-K filed by Opinion Research Corporation (the “Company”) is being filed solely to amend and supplement Item 2.05 of the Form 8-K filed by the Company on January 6, 2006.

Item 2.05 Costs Associated with Exit or Disposal Activities

In connection with the closure of market operations in South Korea and Mexico, as previously announced on January 6, 2006, the Company estimates that it will incur charges of approximately $530,000, primarily consisting of termination benefits of $260,000, and legal, accounting, and other expenses of $270,000.

Cash payments of $80,000 were made in December 2005. The remaining estimated payments for termination benefits in the amount of $183,000, and for legal, accounting, and other expenses in the amount of $220,000 are expected to be paid by the end of the second quarter of 2006. We also incurred charges of $47,000 in 2005 for the acceleration of depreciation expense on unamortized assets.

FORWARD-LOOKING STATEMENTS

This Current Report on Form 8-K contains, within the meaning of the safe harbor provision of the Private Securities Litigation Reform Act of 1995, forward-looking statements that are based on management’s beliefs and assumptions, current expectations, estimates and projections. Many of the factors that will determine the Company’s financial results are beyond the ability of the Company to control or predict. These statements are subject to risks and uncertainties, including general economic conditions, the loss of one or more of our large clients and the impact of litigation; therefore, actual results may materially differ. Other important factors and risks that may affect future results are described in the Company’s filings with the Securities and Exchange Commission, copies of which are available upon request from the Company. The Company disclaims any obligation to update any forward-looking statements whether as a result of new information, future events, or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OPINION RESEARCH CORPORATION

Date: March 28, 2006	By:	/s/ Douglas L. Cox
	Name:	Douglas L. Cox
	Title:	Executive Vice President and Chief Financial Officer